Exhibit 99.1

Joint Filing Agreement

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing on behalf of each of them of this statement on Schedule 13G (including any and all amendments thereto) with respect to the Ordinary Shares, par value US$1.00 per share, of Hutchison China MediTech Limited, a Cayman Islands company, and to the filing of this agreement as an exhibit thereto.  This agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

[Signature page to follow]

Signature Page

IN WITNESS WHEREOF, the undersigned hereby execute this agreement as of February 8, 2017.

HUTCHISON HEALTHCARE
HOLDINGS LIMITED
By:	/s/ Simon To
Name:	Simon To
Title:	Authorized Signatory

HUTCHISON WHAMPOA (CHINA)
LIMITED
By:	/s/ Simon To
Name:	Simon To
Title:	Authorized Signatory

CK HUTCHISON GLOBAL
INVESTMENTS LIMITED
By:	/s/ Edith Shih
Name:	Edith Shih
Title:	Authorized Signatory

CK HUTCHISON HOLDINGS
LIMITED
By:	/s/ Edith Shih
Name:	Edith Shih
Title:	Authorized Signatory